Exhibit 99.3

February 18, 2025

MaxsMaking Inc.

Room 903, Building 2, Kangjian Business Plaza,

No. 1288 Zhennan Road, Putuo District,

Shanghai, China, 200331

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1, including any amendments or supplements thereto (the “Registration Statement”) filed by MaxsMaking Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Small Batch Customized Consumer Goods Market Study” issued by us in February 2025 (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “About this Prospectus,” “Prospectus Summary,” “Cautionary Note Regarding Forward-Looking Statements,” “Industry” and “Business” sections; (ii) in any written correspondence with the SEC or other authorities, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Terry Tse
Name:	Terry Tse
Title:	Consulting Director